                           GULFSTREAM AEROSPACE CORPORATION

                                     PENSION PLAN

                                (Amended and Restated

                                as of January 1, 1989)

                           GULFSTREAM AEROSPACE CORPORATION

                                     PENSION PLAN

                                (Amended and Restated
                                as of January 1, 1989)


                                  TABLE OF CONTENTS




            ARTICLE I.  THE PLAN

    1.1     Background of Plan                                           1
    1.2     Applicability of Plan                                        1
    1.3     Purpose of Plan                                              2

            ARTICLE II.  DEFINITIONS

    2.1     Accrued Benefit                                              3
    2.2     Actuarial Equivalent                                         3
    2.3     Affiliate                                                    4
    2.4     Annuity Starting Date                                        4
    2.5     Beneficiary                                                  4
    2.6     Board                                                        5
    2.7     Code                                                         5
    2.8     Committee                                                    5
    2.9     Company                                                      5
    2.10    Disability                                                   5
    2.11    Earliest Retirement Age                                      5
    2.12    Earnings                                                     5
    2.13    Eligible Employee                                            7
    2.14    Employee                                                     7
    2.15    Employer                                                     7
    2.16    ERISA                                                        7
    2.17    Freeze Date                                                  8
    2.18    Highly Compensated Employee                                  8
    2.19    Participant                                                 10
    2.20    Plan                                                        10
    2.21    Plan Administrator                                          10
    2.22    Plan Year                                                   10
    2.23    Qualified Joint and Survivor Annuity                        11
    2.24    Retirement Age                                              11

                           GULFSTREAM AEROSPACE CORPORATION

                                    PENSION PLAN

                                (Amended and Restated
                                as of January 1, 1989)

                                  TABLE OF CONTENTS

                                     (Continued)


    2.25    Retirement Date                                             11
    2.26    Retirement Fund                                             13
    2.27    Single Life Annuity                                         13
    2.28    Super Highly Compensated Employee                           13
    2.29    Termination of Service                                      13
    2.30    Trust Agreement                                             13
    2.31    Trustee                                                     13
    2.32    Trust Fund                                                  13

            ARTICLE III.  DETERMINATION OF ELIGIBILITY SERVICE
            AND VESTING SERVICE

    3.1     Hour of Service                                             14
    3.2     Eligibility Service                                         17
    3.3     Vesting Service                                             18
    3.4     Severance from Service                                      21
    3.5     One-Year Period of Severance                                21

            ARTICLE IV.  ELIGIBILITY AND PARTICIPATION

    4.1     Date of Participation                                       23
    4.2     Reentry into the Plan Following a Break Year                23

            ARTICLE V.  AMOUNT OF RETIREMENT BENEFITS

    5.1     Normal Retirement Benefits                                  24
    5.2     Delayed Retirement Benefits                                 27
    5.3     Early Retirement Benefits                                   28
    5.4     Vested Retirement Benefits                                  30
    5.5     Cost-of-Living Adjustments                                  31
    5.6     Non-Duplication of Benefits                                 32
    5.7     Maximum Annual Benefits                                     33

                           GULFSTREAM AEROSPACE CORPORATION

                                    PENSION PLAN

                                (Amended and Restated
                                as of January 1, 1989)

                                  TABLE OF CONTENTS

                                     (Continued)


            ARTICLE VI.  DISTRIBUTION OF RETIREMENT BENEFITS

    6.1     Normal Form of Pension for Unmarried Participants           35
    6.2     Normal Form of Pension for Married Participants             35
    6.3     Optional Methods of Payment                                 37
    6.4     Restrictions on Distributions                               40
    6.5     Payment of Small Amounts                                    43
    6.6     Withholding Taxes                                           44

            ARTICLE VII.  SUSPENSION OF BENEFITS UPON CERTAIN
            EMPLOYMENT OR REEMPLOYMENT

    7.1     Suspension of Benefits                                      45
    7.2     Suspension of Benefits Notice Procedures                    46

            ARTICLE VIII.  PRERETIREMENT DEATH BENEFITS

    8.1     Preretirement Death Benefits                                47
    8.2     Amount and Commencement of Preretirement Death Benefit      47
    8.3     Lump Sum Payments                                           49

            ARTICLE IX. FINANCING

    9.1     Financing                                                   50
    9.2     Contributions                                               50
    9.3     Nonreversion                                                51

            ARTICLE X.  ADMINISTRATION

    10.1    Committee                                                   53
    10.2    Compensation and Expenses                                   53
    10.3    Manner of Action                                            53
    10.4    Chairman, Secretary, and Specialists                        53

                           GULFSTREAM AEROSPACE CORPORATION

                                    PENSION PLAN

                                (Amended and Restated
                                as of January 1, 1989)

                                  TABLE OF CONTENTS

                                     (Continued)


    10.5    Delegation of Duties                                        54
    10.6    Records                                                     54
    10.7    Rules                                                       54
    10.8    Administration                                              54
    10.9    Appeals from Denial of Claims                               55
    10.10   Notice of Address and Missing Persons                       56
    10.11   Data and Information for Benefits                           57
    10.12   Indemnity for Liability                                     57
    10.13   Effect of a Mistake                                         57
    10.14   Self Interest                                               58

            ARTICLE XI.  AMENDMENT AND TERMINATION

    11.1    Amendment and Termination                                   59
    11.2    Vesting and Distribution on Termination                     60
    11.3    Merger, Consolidation, or Transfer                          60

            ARTICLE XII.  RESTRICTIONS ON BENEFITS

    12.1    Restrictions Prior to May 14, 1990                          61
    12.2    Restrictions on Benefits                                    62

            ARTICLE XIII.  TOP-HEAVY PROVISIONS

    13.1    Application of Top-Heavy Provisions                         64
    13.2    Definitions                                                 64
    13.3    Vesting Requirements                                        66
    13.4    Minimum Benefit                                             67
    13.5    Limit on Annual Additions; Combined Plan Limit              68
    13.6    Collective Bargaining Agreements                            69

                           GULFSTREAM AEROSPACE CORPORATION

                                    PENSION PLAN

                                (Amended and Restated
                                as of January 1, 1989)

                                  TABLE OF CONTENTS

                                     (Continued)


            ARTICLE XIV. PARTICIPATION IN AND WITHDRAWAL FROM THE PLAN BY AN AFFILIATE

    14.1    Participation in the Plan                                   70
    14.2    Withdrawal from the Plan                                    71

            ARTICLE XV.  GENERAL PROVISIONS

    15.1    Incompetency                                                72
    15.2    Nonalienation of Benefits                                   72
    15.3    No Guarantee of Employment                                  73
    15.4    Applicable Law                                              73
    15.5    Severability                                                73



            APPENDIX A-1

                           GULFSTREAM AEROSPACE CORPORATION

                                     PENSION PLAN

                                (Amended and Restated
                                as of January 1, 1989)


                                 ARTICLE I.  THE PLAN

     1.1 BACKGROUND OF PLAN. Gulfstream Aerospace Corporation (Georgia) presently maintains a defined benefit pension plan for its eligible Employees known as the Gulfstream Aerospace Corporation Pension Plan (the "Plan"). The Plan was established effective September 1, 1978, and was subsequently amended several times, including its last restatement effective as of January 1, 1984.

     Effective January 19, 1989, certain highly compensated employees ceased to accrue additional benefits under the Plan until the Plan could be amended to comply with certain requirements of the Tax Reform Act of 1986. This cessation of benefit accruals was accomplished by following Alternative IID, as described in Internal Revenue Service Notice 88-131.

     The Plan is hereby amended and restated, effective as of January 1, 1989, to comply with the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Technical and Miscellaneous Revenue Act of 1988, and other recent regulatory and legislative changes. Benefit accruals under the Plan shall resume for the highly compensated employees described in Alternative IID, to the extent provided in section 5.1.

     1.2 APPLICABILITY OF PLAN. The provisions of this restated Plan are generally applicable only to Employees who are employed by an Employer on or after January 1, 1989. Except as otherwise provided in a retroactively effective provision of this restatement, any person who was covered by the Plan as in effect before January 1, 1989, and who had a Termination of Service before January 1, 1989, shall continue to be entitled to the retirement benefits (if any) provided under the Plan as in effect on his or her Termination of Service.

     1.3 PURPOSE OF PLAN. The purpose of the Plan is to provide for a portion of the livelihood of Eligible Employees in their retirement. The Plan is intended to meet the requirements of section 401(a) of the Internal Revenue Code of 1986.

                               ARTICLE II.  DEFINITIONS

     Whenever used in the plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural, whichever is appropriate in the context.

     2.1 "ACCRUED BENEFIT" means, as of any given date, the monthly retirement benefit a Participant would receive at his or her Normal Retirement Date or Delayed Retirement Date (as applicable) based on Earnings received prior to the given date.

     2.2 "ACTUARIAL EQUIVALENT" means a benefit having the same value as the benefit it replaces, as determined on the basis of the actuarial assumptions in use under the Plan on the date when the determination is made.

            (a) IN GENERAL. Such benefit shall be determined in accordance with the actuarial factors described in either Appendix A to the Plan or some other specific reference in the Plan. To the extent that no such specific factors are described in the Plan, the benefit shall be computed based on--

                    (1) the 1984 Unisex Pension Mortality Table set forward one year; and

                    (2) the interest rate used by the Pension Benefit Guaranty Corporation (as of the first day of the Plan Year) for determining the present value of a lump sum distribution on plan termination.

            (b) COST-OF-LIVING ADJUSTMENTS. Effective January 1, 1994, the Actuarial Equivalent of a benefit subject to the cost-of-living adjustments described in section 5.5 shall be calculated based on the assumption that the rate of increase pursuant to that section shall be 3 percent for each year.

     2.3    "AFFILIATE" means--

            (a) any corporation while it is a member of the same "controlled group" of corporations (within the meaning of Code section 414(b)) as the Company;

            (b) any other trade or business (whether or not incorporated) while it is under "common control" (within the meaning of Code section 414(c)) with the Company;

            (c) any organization during any period in which it (along with the Company) is a member of an "affiliated service group" (within the meaning of Code section 414(m)); or

            (d) any other entity during any period in which it is required to be aggregated with the Company under Code section 414(o).

     2.4    "ANNUITY STARTING DATE" shall be defined as follows.

            (a) BENEFITS PAYABLE IN THE FORM OF AN ANNUITY. In the case of benefits payable in the form of an annuity, Annuity Starting Date means the first day of the first period for which an amount is payable under the Plan.

            (b) BENEFITS PAYABLE IN THE FORM OF A SINGLE SUM PAYMENT. In the case of a benefit payable in the form of a single sum payment, Annuity Starting Date means the date on which all events have occurred that entitle the Participant to the benefit.

     2.5 "BENEFICIARY" means each person designated by the Participant to receive any benefits payable on behalf of the Participant after his or her death, subject to the spousal consent requirements of section 6.2(b).

     2.6    "BOARD" means the Company's Board of Directors.

     2.7 "CODE" means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also refer to regulations and other regulatory guidance issued under that Code section.

     2.8 "COMMITTEE" means the Employee Benefits Committee appointed by the Board to administer the Plan under section 10.1.

     2.9 "COMPANY" means Gulfstream Aerospace Corporation (Georgia) or any successor thereto.

     2.10 "DISABILITY" means any physical or mental condition of an Employee that constitutes a disability under the long-term disability plan maintained by the Employer.

     2.11 "EARLIEST RETIREMENT AGE" means the earliest date on which, under the Plan, a Participant could elect to receive a retirement benefit.

     2.12 "EARNINGS" means the compensation (as defined below) that is paid to an Employee for the portion of a Plan Year during which the Employee is a Participant.

            (a) GENERAL RULE. Earnings means the base cash compensation paid to a Participant by an Employer, including any pay reduction contributions made for the Participant pursuant to a plan maintained by an Employer under Code section 401(k), but excluding the following items:

                    (1) PREMIUM OR INCENTIVE PAY: Any overtime pay, bonuses, commissions, incentive compensation, cost-of-living adjustments, or other special or premium pay;

                    (2) DEFERRED COMPENSATION: Any amount contributed by an Employer for the Participant's benefit to this Plan or any other profit sharing, pension, stock bonus, or other retirement or benefit plan maintained by an Employer other than the pay reduction contributions described above;

                    (3) REIMBURSEMENTS: Any reimbursements for travel expenses, relocation allowances, educational or tuition assistance allowances, and other allowances or expenses;

                    (4) SEVERANCE PAY: Any severance pay paid as a result of the Participant's Termination of Service;

                    (5) UNEMPLOYMENT COMPENSATION: Any compensation paid or payable to the Participant, or to any governmental body or agency on account of the Participant, under the terms of any state, federal, or foreign law requiring the payment of such compensation because of the Participant's voluntary or involuntary Termination of Service; and

                    (6) AWARDS: Any payments received under the Company's Performance Award Plan and any patent awards or any other awards.

            (b) LIMITATION ON AMOUNT FOR PLAN YEARS BEGINNING PRIOR TO JANUARY 1, 1994. The amount of Earnings taken into account for any Plan Year beginning on or after January 1, 1989 and prior to January 1, 1994 shall not exceed $200,000 (or other amount determined by the Secretary of the Treasury under Code section 401(a)(17)).

            (c) LIMITATION ON AMOUNT FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994. The amount of Earnings taken into account for any Plan Year beginning on or after January 1, 1994 shall not exceed $150,000 (or other amount determined by the Secretary of the Treasury under Code section 401(a)(17)).

     2.13 "ELIGIBLE EMPLOYEE" means an Employee of an Employer, except for any Employee covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining (unless the collective bargaining agreement provides for the Employee's participation in the Plan). Effective January 1, 1994, the group of Eligible Employees under this Plan shall include any Employee of Gulfstream Aerospace Corporation (Oklahoma) who is a Highly Compensated Employee with respect to any Plan Year beginning on or after January 1, 1994.

     2.14 "EMPLOYEE" means any person who is employed by the Company or an Affiliate.

A person who is considered a "leased employee" of the Company or an Affiliate, within the meaning of Code section 414(n), shall not be considered an Employee for purposes of participating in this Plan or receiving any benefits under this Plan. However, if a leased employee becomes eligible to participate in the Plan as a result of later employment with an Employer, the leased employee shall receive credit for Eligibility Service and Vesting Service as a leased employee. Notwithstanding the preceding provisions, a leased employee shall be included as an Employee for purposes of applying the requirements described in Code section 414(n)(3) and determining the number and identity of Highly Compensated Employees.

     2.15 "EMPLOYER" means the Company or any Affiliate that elects to become a party to the Plan with the approval of the Company. An Affiliate shall become an Employer by adopting the Plan for the benefit of its eligible Employees in the manner described in Article XIV. Effective January 1, 1994, Gulfstream Aerospace Corporation (Oklahoma) shall become an Employer under this Plan, but only with respect to its Employees who are or thereafter become Highly Compensated Employees.

     2.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time. A reference to a particular section of ERISA shall also refer to regulations and other regulatory guidance issued under that ERISA section.

     2.17   "FREEZE DATE" means--

            (a) December 31, 1988, in the case of a Participant who is a Super Highly Compensated Employee with respect to the 1989 Plan Year;

            (b) December 31, 1989, in the case of a Participant who is a Super Highly Compensated Employee with respect to the 1990 Plan Year, but not the 1989 Plan Year; or

            (c)     December 31, 1990, in the case of any other Participant.

     2.18 "HIGHLY COMPENSATED EMPLOYEE" means, with respect to any Plan Year, any individual who is described in subsection (a), (b), or (c).

            (a) An Employee shall be treated as a Highly Compensated Employee if, during the 12-month period immediately preceding the Plan Year, he--

                    (1) was at any time a 5-percent owner (as defined in Code section 416(i)(1));

                    (2) received compensation from the Company and Affiliates in excess of $75,000;

                    (3) received compensation from the Company and Affiliates in excess of $50,000 and was a member of the "top-paid group" (as defined in Treasury Regulation section 1.414(q)-1T, Q&A-9); or

                    (4) was at any time an officer of the Company or an Affiliate and received compensation greater than 50 percent of the dollar limitation in effect under Code section 415(b)(1)(A) for the period.

            (b) An Employee shall be treated as a Highly Compensated Employee if, during the Plan Year, he--

                    (1) is at any time a 5-percent owner (as defined in Code section 416(i)(1));

                    (2) receives compensation from the Company and Affiliates in excess of $75,000;

                    (3) receives compensation from the Company and Affiliates in excess of $50,000 and is a member of the "top-paid group" (as defined in Treasury Regulation section 1.414(q)-1T, Q&A-9); or

                    (4) is at any time an officer of the Company or an Affiliate and receives compensation greater than 50 percent of the dollar limitation in effect under Code section 415(b)(1)(A) for the Plan Year.

            An Employee not described in paragraph (1) shall be treated as a Highly Compensated Employee under this subsection only if he is one of the 100 Employees paid the greatest compensation during the Plan Year.

            (c) A former Employee shall be treated as a Highly Compensated Employee if--

                    (1) the former Employee was a Highly Compensated Employee when he separated from service; or

                    (2) the former employee was a Highly Compensated Employee at any time after attaining age 55.

            (d) If an Employee is a family member (as defined in Code section 414(q)(6)(B)) of a Highly Compensated Employee who is described in subsection (a)(1) or (b)(1) or who is one of the ten Employees paid the greatest compensation during the year, the family member and the other Employee shall be treated as a single Employee with compensation and Plan contributions equal to the sum of compensation and Plan contributions for the family member and other Employee.

            (e) The Committee, in its sole and absolute discretion, may identify Highly Compensated Employees for any given Plan Year under any method permissible under Code section 414(q), including the method described in section 4 of Revenue Procedure 93-42.

            (f)     For purposes of this section 2.18--

                    (1) the $75,000 and $50,000 amounts specified in subsections (a) and (b) shall be adjusted as provided under Code sections 414(q)(1) and 415; and

                    (2)  "compensation" means compensation as defined in Code
                         section 414(q)(7).

     2.19   "PARTICIPANT" means an Employee who has become a Participant under
Article IV. A Participant shall continue to be a Participant as long as he or she has an undistributed beneficial interest in the Plan. If upon Termination of Service a Participant's vested Accrued Benefit is zero, the Participant shall be deemed to have received an immediate lump sum payment of his or her benefit and shall thereupon cease to be a Participant.

     2.20 "PLAN" means this Gulfstream Aerospace Corporation Pension Plan, as amended from time to time.

     2.21   "PLAN ADMINISTRATOR" means the Committee.

     2.22   "PLAN YEAR" means the calendar year.

     2.23 "QUALIFIED JOINT AND SURVIVOR ANNUITY" means an annuity that is the Actuarial Equivalent of the Single Life Annuity. The Qualified Joint and Survivor Annuity provides a monthly benefit to the Participant for his or her life and, upon the Participant's death, provides an annuity for the life of his or her surviving spouse (to whom the Participant was married on his or her Annuity Starting Date) in a monthly amount equal to 50 percent of the amount payable to the Participant during his or her life.

     2.24   "RETIREMENT AGE" means the following.

            (a)     "NORMAL RETIREMENT AGE" means the later of--

                    (1)  the Participant's sixty-fifth birthday; or

                    (2)  the earlier of--

                         (A) the fifth anniversary of the date on which the Participant commenced participation in the Plan; or

                         (B) the date on which the Participant completes five years of Vesting Service.

            (b) "EARLY RETIREMENT AGE" means a Participant's age prior to Normal Retirement Age when he or she either--

                    (1) has attained at least age 60 and completed at least five years of Vesting Service; or

                    (2) has attained at least age 50 and completed at least 20 years of Vesting Service.

            (c) "VESTED RETIREMENT AGE" means a Participant's age prior to Early Retirement Age after he or she has completed at least five years of Vesting Service.

     2.25 "RETIREMENT DATE" means the date as of which retirement benefit payments under the Plan begin. The Retirement Dates under the Plan shall be defined as follows.

            (a) "NORMAL RETIREMENT DATE" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

            (b) "DELAYED RETIREMENT DATE" means, for a Participant who remains or becomes employed as an Employee after his or her Normal Retirement Date, the first day of the month coinciding with or next following his or her Termination of Service.

               (c) "EARLY RETIREMENT DATE" means the first day of the month coinciding with or next following the Participant's Termination of Service on or after his or her Early Retirement Age, but before his or her Normal Retirement Age. Notwithstanding the preceding sentence, this Participant may elect as an Early Retirement Date the first day of any month following a Termination of Service after his or her Early Retirement Age, but not later than his or her Normal Retirement Date.

               (d) "VESTED RETIREMENT DATE" means, for a Participant who has a Termination of Service on or after his or her Vested Retirement Age for reasons other than normal or early retirement or death, the first day of any month coinciding with or next following the Participants sixtieth birthday, but not later than his or her Normal Retirement Date. Notwithstanding the preceding sentence, if this Participant has at least 20 years of Vesting Service, the Participant may elect as his or her Vested Retirement Date the first day of any month coinciding with or next following his or her fiftieth birthday, but not later than his or her Normal Retirement Date.

     2.26 "RETIREMENT FUND" means the Trust Fund or any insurance fund established and maintained under any Trust Agreement or any group annuity contract designated as a part of this Plan to finance the benefits under this Plan.

     2.27 "SINGLE LIFE ANNUITY" means an annuity providing monthly payments for the lifetime of the Participant with no survivor benefits.

     2.28 "SUPER HIGHLY COMPENSATED EMPLOYEE" means, with respect to any Plan Year, any individual who is described in subsection (a)(1), (a)(2), (b)(1), or
(b)(2) of section 2.18 with respect to the 1989 or 1990 Plan Year.

     2.29 "TERMINATION OF SERVICE" means the last date on which an individual performs duties as an Employee of the Company or an Affiliate.

     2.30 "TRUST AGREEMENT" means any agreement in the nature of a trust established to form a part of this Plan to receive, hold, invest, and dispose of the Trust Fund.

     2.31 "TRUSTEE" means any corporation or individual acting as trustee under the Trust Agreement at any time of reference.

     2.32 "TRUST FUND" means the assets of every kind and description held under any Trust Agreement forming a part of this Plan.

        ARTICLE III.  DETERMINATION OF ELIGIBILITY SERVICE AND VESTING SERVICE

     3.1 "HOUR OF SERVICE" means each hour used to determine eligibility to receive benefits and the amount of benefits.

            (a) FOR THE PERFORMANCE OF DUTIES. An Employee shall receive an Hour of Service for each hour for which the Employee is paid or entitled to payment by the Company or an Affiliate for the performance of duties. Hours of Service under this subsection shall be credited to the Employee in the calendar year in which the duties are performed.

            (b) PERIODS DURING WHICH NO DUTIES ARE PERFORMED. An Employee shall receive an Hour of Service for each hour for which the Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Hours of Service under this subsection shall be credited to the Employee in the calendar year for which the Employee is paid or entitled to payment. Except as provided in subsection (g) (regarding military leave), no more than 501 Hours of Service shall be credited under this subsection on account of any single period during which the Employee performs no duties (whether or not this period occurs in a single computation period).

            (c) BACK PAY. An Employee shall receive an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate. Hours of Service under this subsection shall be credited to the Employee in the calendar year to which the award or agreement relates.

            (d) HOURS NOT COUNTED. This subsection limits the Hours of Service credited for periods during which no duties are performed. This subsection applies whether or not Hours of Service otherwise would have been counted for these periods under subsection (b) or (c).

                         (1) NONDUPLICATION. No hour shall be credited as an Hour of Service more than once under this section 3.1.

                         (2) UNPAID TIME. An hour for which an Employee is not paid, either directly or indirectly, shall not be credited, except as provided in subsection (e) (regarding maternity or paternity leave), subsection (f) (regarding leaves of absence pursuant to the Family and Medical Leave Act of
                              1993), and subsection (g) (regarding military leave).

                         (3) WORKERS' COMPENSATION, DISABILITY INSURANCE, OR UNEMPLOYMENT COMPENSATION. An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which the Employee performs no duties shall not be credited as an Hour of Service if the payment is made or due under a plan maintained solely for the purpose of complying with applicable disability insurance or unemployment compensation laws.

                         (4) MEDICAL REIMBURSEMENT. Hours of Service shall not be credited for a payment that solely reimburses the Employee for medical or medically-related expenses.

            (e) MATERNITY/PATERNITY LEAVE. Solely for purposes of determining whether a Break Year has occurred, an Employee shall receive eight Hours of Service for each day of an Employee's absence from employment for maternity or paternity reasons. An absence for maternity or paternity reasons shall mean an absence by reason of--

                    (1)  the Employee's pregnancy;

                    (2)  the birth of the Employee's child;

                    (3) the placement of a child with the Employee in connection with the adoption of the child; or

                    (4) the caring for a child for a period immediately following the child's birth or placement.

                    No more than 501 Hours of Service shall be credited under this subsection for any such absence. Hours of Service under this subsection shall be credited in the Plan Year in which the absence from employment commences if the crediting is necessary to prevent a Break Year, or in all other cases, such Hours of Service shall be credited in the following Plan Year.

            (f) FMLA LEAVE. Solely for purposes of determining whether a Break Year has occurred, an Employee shall receive an Hour of Service for each hour of the normally-scheduled workweek for each week during any period the Employee is on an approved leave of absence taken pursuant to the Family and Medical Leave Act of 1993.

            (g) MILITARY LEAVE. An Employee shall receive an Hour of Service for each hour of the normally-scheduled workweek for each week during any period the Employee is on any absence from work with the Company or an Affiliate for voluntary or involuntary military service with the armed forces of the United States, but not to exceed the period required under the law pertaining to veterans' reemployment rights. However, if the Employee fails to report for work at the end of this absence before his or her reemployment rights expire, the Employee shall not receive credit for hours on the leave.

            (h) ACQUIRED BUSINESSES. If an individual becomes an Employee upon the acquisition of all or a portion of the business of his or her former employer by the Company or an Affiliate, whether by merger, acquisition of assets or stock, or otherwise, his or her service with the predecessor employer shall be included in determining his or her Hours of Service if, and to the extent that, this service is required to be credited by--

                    (1)  Code section 414(a),

                    (2) the terms of the agreement under which the Company or Affiliate acquired the business of the former employer, or

                    (3)  a vote of the Board.

            (i) CONSTRUCTION. For purposes of crediting Hours of Service, the Plan Administrator shall follow Department of Labor regulation section 2530.200b-2(b) and (c).

     3.2 "ELIGIBILITY SERVICE" means the period of employment with the Company or an Affiliate used to determine an Employee's eligibility to participate in the Plan.

            (a) IN GENERAL. An Employee is credited with a year of Eligibility Service for any 12-month period during which he or she completes 1,000 Hours of Service, beginning on the Employee's first day of compensated work for the Company or an Affiliate or any following January 1.

            (b) REEMPLOYMENT AFTER A BREAK YEAR. If an Employee is reemployed by the Company or an Affiliate after incurring one or more Break Years, his or her Eligibility Service credited prior to the Break Year shall be reinstated if--

                    (1) the Employee was vested in any part of his or her benefits under the Plan prior to the Break Year; or

                    (2) the number of consecutive Break Years does not equal or exceed the greater of five years or the number of years of service completed prior to the Break Years. For purposes of this paragraph, the number of years of service completed prior to a Break Year shall not include years of service disregarded by reason of any prior Break Year.

                    For purposes of this subsection, a "Break Year" means a Plan Year in which an Employee is credited with not more than 500 Hours of Service.

     3.3 "VESTING SERVICE" means the period of employment with the Company or an Affiliate used to determine a Participant's eligibility to receive benefits.

            (a) IN GENERAL. An Employee shall receive credit for Vesting Service for the period beginning on the first day on which the Employee performs an Hour of Service and ending on the Employee's Severance from Service. Vesting Service shall be determined in completed years and days, with each 365 days constituting one year.

            (b) REHIRED EMPLOYEES. An Employee who is rehired after having a Severance from Service shall have his or her Vesting Service reinstated upon reemployment as follows.

                    (1) If the Employee is reemployed before a One-Year Period of Severance occurs, the Employee's complete and partial years of Vesting Service shall be reinstated upon reemployment. In addition, if the Employee is reemployed within one year after a Severance from Service that results from quit, discharge, or retirement, the Employee shall receive credit for Vesting Service for the period between the Employee's Severance from Service and reemployment.

                    (2) If the Employee is reemployed after a One-Year Period of Severance occurs, the Employee shall not receive credit for Vesting Service for the period between the Employee's Severance from Service and the Employee's reemployment. The Employee's complete and partial years of Vesting Service shall be reinstated only if--

                         (A) the Employee was vested in any part of his or her benefits under the Plan prior to the Severance from Service; or

                         (B) the number of consecutive One-Year Periods of Severance does not equal or exceed the greater of five years or the number of years of Vesting Service completed prior to the One-Year Periods of Severance. For purposes of this subparagraph, the number of years of Vesting Service completed prior to a One-Year Period of Severance shall not include years of Vesting Service disregarded by reason of any prior One-Year Period of Severance.

            (c) PRIOR SERVICE. In the case of a Participant who was an Employee on September 1, 1978, and was a participant in a predecessor plan on August 31, 1978, the Participant's Vesting Service shall include the period of his or her service as of August 31, 1978.

            (d) DISABILITY. An Employee shall continue to earn Vesting Service while suffering from a Disability, without regard to whether a Severance from Service has occurred.

            (e) MILITARY LEAVE. If an Employee is absent from employment for voluntary or involuntary military service with the armed forces of the United States and returns to employment within the period required under the law pertaining to veteran reemployment rights, the Employee shall receive vesting service for the period of his or her absence from employment.

            (f) ACQUIRED BUSINESSES. If an individual becomes an Employee upon the acquisition of all or a portion of the business of his or her former employer by the Company or an Affiliate, whether by merger, acquisition of assets or stock, or otherwise, his or her service with the predecessor employer shall be included in determining his or her years of Vesting Service if, and to the extent that, this service is required to be credited by--

                    (1)  Code section 414(a);

                    (2) the terms of the agreement under which the Company or Affiliate acquired the business of the former employer; or

                    (3)  a vote of the Board.

     3.4 "SEVERANCE FROM SERVICE" means the earlier of subsection (a) or (b) below:

            (a) the date the Employee quits, retires, is discharged, or dies; or

            (b) the first anniversary of the first day of an Employee's absence from employment with the Company or an Affiliate (with or without pay) for any reason other than in (a) above, such as vacation, sickness, leave of absence, layoff, or military service (except as otherwise provided in section 3.3(d) and (e)). Notwithstanding the foregoing, in no event shall an Employee have a Severance from Service solely as a result of taking an authorized leave of absence pursuant to the Family and Medical Leave Act of 1993.

                    An Employee who fails to return to employment at the expiration of an absence shall be deemed to have had a Severance from Service on the earlier of the expiration of the Employee's absence or the first anniversary of the first day of the Employee's absence.

     3.5 "ONE-YEAR PERIOD OF SEVERANCE" means each 12-consecutive-month period beginning on the date an Employee incurs a Severance from Service and ending on the anniversary of that date, provided that the Employee does not perform an Hour of Service during that period.

     Solely for purposes of determining whether a One-Year Period of Severance has occurred, if an Employee is absent from work beyond the first anniversary of the first date of an absence and the absence is for maternity or paternity reasons, the date the Employee incurs a Severance from Service shall be the second anniversary of the Employee's absence from employment. The period between the first and second anniversary of the first date of absence shall not constitute service. For purposes of this section, an absence from work for maternity or paternity reasons means an absence by reason of (a) the Employee's pregnancy, (b) the birth of the Employee's child, (c) the placement of a child with the Employee in connection with the adoption of the child, or (d) the caring for a child for a period immediately following the child's birth or placement.

                      ARTICLE IV.  ELIGIBILITY AND PARTICIPATION

     4.1    DATE OF PARTICIPATION.

     (a) GENERAL RULE. Each Employee who was a Participant in the Plan as in effect on December 31, 1988 shall automatically continue to be a Participant on January 1, 1989, if he or she is still an Eligible Employee. Each other Employee shall become a Participant in this Plan on the first day of the month coinciding with or next following the later of--

            (1)     the date on which the Employee becomes an Eligible Employee;
                    or

            (2) the completion of one year of Eligibility Service and attainment of age 21.

     (b) RETROACTIVE PARTICIPATION FOR CERTAIN OLDER EMPLOYEES. Notwithstanding subsection (a), an Eligible Employee shall be deemed to become a Participant on January 1, 1988 if he or she was excluded from participation in the Plan solely because his or her employment with the Employer commenced after his or her sixtieth birthday. This subsection shall apply only to an Employee who has at least one Hour of Service on or after January 1, 1988.

     4.2 REENTRY INTO THE PLAN FOLLOWING A BREAK YEAR. A Participant who again becomes an Employee after a Break Year shall resume participation in the Plan as of the date he or she again becomes an Eligible Employee. Any other Employee rehired after a Break Year will be treated as a new Employee for all purposes under the Plan, provided that his or her Eligibility Service will be reinstated under section 3.2(b) if the Employee satisfies the requirements of that provision.

                      ARTICLE V.  AMOUNT OF RETIREMENT BENEFITS

     5.1    NORMAL RETIREMENT BENEFITS.

     (a) ELIGIBILITY. Subject to the provisions of Article VI, a Participant who attains Normal Retirement Age while employed by the Company or an Affiliate shall be eligible for a normal retirement benefit under this Plan. This normal retirement benefit shall be calculated as a Single Life Annuity commencing on the Participant's Normal Retirement Date. If a Participant remains employed after his or her Normal Retirement Date, benefit payments under this section may be suspended under Article VII. At Normal Retirement Age, the Participant's right to his or her normal retirement benefit shall be 100 percent vested and nonforfeitable except upon death or reemployment.

     (b)    AMOUNT.  Except as otherwise provided in this section and in section 5.7, a Participant who becomes entitled to receive a normal retirement benefit under this section shall be entitled to a monthly benefit equal to the sum of the benefits payable under paragraphs (1) and (2).

            (1) For each Plan Year beginning prior to January 1, 1991, the Participant shall receive a benefit equal to one-twelfth of-

                    (A) 2.25 percent of the Participant's Earnings for the Plan Year that do not exceed $22,900; plus

                    (B) 3.0 percent of the Participant's Earnings for the Plan Year in excess of $22,900.

            (2) For each Plan Year beginning on or after January 1, 1991, a Participant shall receive a benefit equal to one-twelfth of-

                    (A) 2.65 percent of the Participant's Earnings for the Plan Year that do not exceed the integration level (as defined in paragraph (3)) for the Plan Year; plus

                    (B) 3.0 percent of the Participant's Earnings for the Plan Year in excess of the integration level for the Plan Year.

                    Notwithstanding the foregoing, in the case of a Participant who, as of the end of a Plan Year, has participated in this Plan or a defined benefit plan maintained by Grumman Aerospace Corporation or one of its affiliates for a total of 35 or more years, the benefit determined under this paragraph for that and each following Plan Year shall be equal to one-twelfth of 3.0 percent of the Participant's Earnings for the applicable Plan Year.

            (3) For purposes of paragraph (2), the integration level for a Plan Year shall be:

                    (A)  1991:     $17,000;

                    (B)  1992:     $17,669;

                    (C)  1993:     $18,400; and

                    (D)  1994:     $19,400.

                    For each subsequent Plan Year, the integration level shall be increased at the rate used to increase the taxable wage base for old-age, survivors, and disability insurance determined under section 230 of the Social Security Act for such Plan Year, rounded up to the next highest multiple of $100.

     (c)    SUPER HIGHLY COMPENSATED EMPLOYEES.  Notwithstanding subsection
            (b), in the case of a Super Highly Compensated Employee who becomes entitled to receive a normal retirement benefit under this section, his or her monthly benefit shall be equal to the sum of the benefits payable under paragraphs (1), (2), and (3).

            (1) For each Plan Year ending prior to or on the Super Highly Compensated Employee's Freeze Date, he or she shall receive a benefit equal to one-twelfth of--

                    (A) 2.25 percent of his or her Earnings for the Plan Year that do not exceed $22,900; plus

                    (B) 3.0 percent of his or her Earnings for the Plan Year in excess of $22,900.

            (2) For each Plan Year ending after the Super Highly Compensated Employee's Freeze Date and prior to January 1, 1991, he or she shall receive a benefit equal to one-twelfth of 2.25 percent of his or her Earnings for the Plan Year.

            (3) For each Plan Year beginning on or after January 1, 1991, the Super Highly Compensated Employee shall receive the benefit determined under subsection (b)(2).

     (d) PROTECTION OF ACCRUED BENEFIT. Notwithstanding any provision to the contrary, in no event shall the monthly normal retirement benefit determined under this section 5.1 be less than--

            (1) the Accrued Benefit determined as of the Participant's Freeze Date based on the provisions of the Plan as in effect on December 31, 1988; or

            (2) the largest early retirement benefit the Participant would have been entitled to receive under section 5.3 by retiring at any time after his or her Early Retirement Age, but before Normal Retirement Age.

     (e) OVERALL PERMITTED DISPARITY LIMITS. In no event shall the benefits payable to a Participant under this Plan and under any other plan maintained by the

            Employer exceed the overall permitted disparity limits under Code section 401(l) and accompanying regulations. If these limits would otherwise be exceeded, the Participant's retirement benefit under this Plan shall be reduced to comply with the requirements.

     5.2    DELAYED RETIREMENT BENEFITS.

     (a) ELIGIBILITY. Subject to the provisions of Article VI, a Participant who remains an Employee beyond his or her Normal Retirement Date shall be eligible for a delayed retirement benefit under this Plan. This delayed retirement benefit shall be calculated as a Single Life Annuity commencing on the Participant's Delayed Retirement Date.

     (b)    AMOUNT.  Except as otherwise provided in this section and in section 5.7, a Participant who becomes eligible to receive a delayed retirement benefit under this section shall be entitled to a monthly benefit computed in the same manner as a normal retirement benefit under section 5.1, based on the provisions of the Plan in effect at the Participant's Delayed Retirement Date.

            In no event shall a delayed retirement benefit under this section
            5.2 be less than the greatest monthly retirement benefit the Participant would have been entitled to receive under section 5.1 if he or she had elected to retire under section 5.1.

            In the case of a Participant whose retirement benefits commence prior to his or her Termination of Service pursuant to section 6.4(b), the Participant's benefit will be adjusted, if appropriate, as of January 1 of each year beginning after the Participant's benefit commencement date to reflect additional accruals under the Plan for the immediately preceding calendar year.

     5.3    EARLY RETIREMENT BENEFITS.


     (a) ELIGIBILITY. Subject to the provisions of Article VI, a Participant who attains his or her Early Retirement Age while employed by the Company or an Affiliate, but who has not yet reached Normal Retirement Age, shall be eligible for an early retirement benefit commencing on his or her Early Retirement Date. If a Participant is reemployed after his or her Early Retirement Date, benefit payments under this section may be suspended under
            Article VII.

     (b) AMOUNT. Subject to section 5.7, a Participant who becomes entitled to receive an early retirement benefit under this section shall be entitled to a monthly benefit equal to the Participant's Accrued Benefit reduced for commencement before Normal Retirement Date by the following factors:


                   Age at
                Commencement                 Factor
                ------------                 ------
                 60 or over                   1.00
                    59                         .93
                    58                         .86
                    57                         .80
                    56                         .75
                    55                         .70
                    54                         .65
                    53                         .61
                    52                         .58
                    51                         .54
                    50                         .51

          In the case of a fractional part of a year, these factors shall be adjusted by straight-line interpolation.

     (c)    EARLY RETIREMENT WINDOW.

            (1) ELIGIBILITY. Notwithstanding the preceding provisions, special early retirement benefits shall be calculated for a Participant who--

                    (A) attains his or her Early Retirement Age by August 31, 1993 (taking into account any years of age and Vesting Service added pursuant to paragraph (2));

                    (B) makes an election to retire on or after May 5, 1993, but not later than June 30, 1993, under the "Voluntary Resignation Opportunity" offered by the Employer; and

                    (C) retires on or after May 5, 1993 and not later than August 31, 1993.

            (2) AMOUNT. The early retirement benefit for a Participant satisfying the requirements of paragraph (1) shall be calculated by adding five years both to the Participant's age and years of Vesting Service.

            (3) REHIRED PARTICIPANTS. Notwithstanding anything to the contrary in the Plan, in the case of a Participant who becomes entitled to a special early retirement benefit under this subsection and is then rehired by the Company or an Affiliate, the Participant may elect to recommence benefits as of any month coinciding with or next following his or her Termination of Service after rehire. The benefit payable upon this subsequent retirement shall be equal to the greater of--

                    (A) the benefit determined pursuant to this Article V, based on the Participant's employment and Earnings before and after his or her absence, but excluding any additional benefit payable under this subsection (c) for Participants retiring under the Voluntary Resignation Opportunity, and actuarially reduced for the period (if any) by which the first such payment precedes the date on which the Participant would attain Early Retirement Age without regard to this subsection; or

                    (B) the benefit determined at the time of his or her retirement pursuant to the Voluntary Resignation opportunity,

                    reduced in either case by the Actuarial Equivalent value of all payments previously received, as provided in Article VII.

     5.4    VESTED RETIREMENT BENEFITS.

     (a) ELIGIBILITY. Subject to the provisions of Article VI, a Participant who attains his or her Vested Retirement Age, but who is not eligible to receive a normal or early retirement benefit, shall be eligible for a vested retirement benefit commencing on his or her Vested Retirement Date. If a Participant is reemployed after his or her Vested Retirement Date, benefit payments under this section may be suspended under Article VII.

     (b) AMOUNT. Subject to section 5.7, a terminated Participant who becomes entitled to receive a vested retirement benefit under this section shall be entitled to a monthly benefit equal to the Participant's Accrued Benefit reduced for commencement before Normal Retirement Date as follows.

            (1) in the case of a Participant who has completed at least 20 years of Vesting Service, the Participant's Accrued Benefit shall be reduced by the factors identified in section 5.3(b).

            (2) In the case of any other Participant, the Participant's Accrued Benefit shall be reduced by the following factors:

                  Age at
                Commencement                Factor
                    64                       .93
                    63                       .86
                    62                       .80
                    61                       .75
                    60                       .70

            In the case of a fractional part of a year, these factors shall be adjusted by straight line interpolation.

     5.5    COST-OF-LIVING ADJUSTMENTS.

     (a) ELIGIBILITY. The benefit payable to a Participant or Beneficiary shall be adjusted as of April 1 each year to reflect increases or decreases in the cost of living, provided that the Participant or Beneficiary was receiving this benefit on or before the December 1 preceding the April 1 adjustment date.

     (b) AMOUNT. Except as otherwise provided in this section, the amount of the cost-of-living adjustment shall be determined by multiplying the eligible benefit by a fraction, the numerator of which is the Consumer Price Index for the calendar year immediately preceding the April 1 adjustment date and the denominator of which is the Consumer Price Index for next preceding calendar year. This fraction shall be expressed to the nearest whole tenth of 1 percent. For purposes of this subsection, "Consumer Price Index" means the Consumer Price Index for Urban Consumers (CDI-U) (All Items, National) as promulgated by the Bureau of Labor Statistics of the United States Department of Labor.

     (c) LIMITATIONS ON ADJUSTMENT. In no event shall the adjustment to a benefit as of any April 1, whether an increase or decrease in the benefit amount, exceed 3 percent. Further, in no event shall any downward adjustment to a benefit result in decreasing such benefit below the amount payable to the

            Participant or Beneficiary as if this section had not been in effect (the "base amount"). If such downward adjustments would otherwise have the effect of reducing the benefit payable below the base amount, any later upward adjustments shall increase the amount payable only after offsetting such prior downward adjustments.

     (d) BENEFITS FOR SURVIVING SPOUSE. In the case of a spouse receiving benefits under the Qualified Joint and Survivor Annuity or the joint and survivor annuity option described in section 6.3(b), all cost-of-living adjustments that applied to the Participant's benefit at the time of his or her death shall continue with respect to the survivor benefit payable to the spouse.

     (e) ADJUSTMENT FOR EXCESS BENEFIT. Effective January 1, 1994, the portion of a benefit attributable to the Participant's Excess Benefit shall be adjusted for cost-of-living increases only for benefits payable on or after the Participant's sixty-second birthday. Any such increase shall not exceed the rate for adjustments to Social Security benefits under section 215(i)(2)(A) of the Social Security Act that have occurred since the later of the Participant's sixty-second birthday or his or her commencement of benefits.

            For purposes of this subsection, "Excess Benefit" means the portion of a benefit attributable to .35 percent of the Participant's Earnings above the integration level applicable under section 5.1(b)(3).

     5.6 NON-DUPLICATION OF BENEFITS. Notwithstanding any other provision of this Plan to the contrary, any benefit payable to a Participant under this
Article V shall be reduced by the benefits, if any, that are payable to the Participant under any other qualified defined benefit plan contributed to by the Company or an Affiliate and that are attributable to the Participant's period of participation in this Plan.

     5.7    MAXIMUM ANNUAL BENEFITS.

     (a) IN GENERAL. Effective January 1, 1987, and notwithstanding any other provision of this Plan to the contrary, in no event may the annual benefit provided under this Plan (together with that provided by all other defined benefit plans of the Company and Affiliates) for any Participant for a calendar year exceed the lesser of--

            (1)     $90,000, or

            (2) 100 percent of the Participant's average annual compensation (as defined in Treasury regulation section 1.415-2(d)) over the three consecutive years during which the Participant had the greatest aggregate compensation from the Company and Affiliates.

     (b) PARTICIPANT WITH FEWER THAN TEN YEARS OF PARTICIPATION OR SERVICE. If a Participant has fewer than ten years of participation in the Plan, the dollar limit described in subsection (a)(1) shall be multiplied by a fraction (not to be less than 1/10), the numerator of which is the Participant's years of participation in the Plan and the denominator of which is ten. In the case of a Participant who has not participated in a defined contribution plan maintained by the Employer, the dollar limit as adjusted pursuant to this subsection shall not be less than $10,000.

            If a Participant has fewer than ten years of Vesting Service, the compensation limit described in subsection (a)(2) shall be multiplied by a fraction (not to be less than 1/10), the numerator of which is the Participant's years of Vesting Service and the denominator of which is ten.

     (c) FORM OF BENEFITS. The limits of subsection (a) shall be adjusted if a Participant's benefit is paid in any form other than a Single Life Annuity or a Qualified Joint and Survivor Annuity. The limits shall also be adjusted if a Participant's Annuity Starting Date does not coincide with the Participant's attaining social security retirement age (as defined in Code section 415(b)(8)). These adjustments shall be made as specified in Code section 415(b)(2).

     (d) COST-OF-LIVING INCREASES. The limit in subsection (a)(1), and the limit in subsection (a)(2) for a Participant who has incurred a Termination of Service, shall be adjusted for increases in the cost of living in the manner specified in applicable regulations.

     (e) DEFINITION OF AFFILIATE. In applying the limitations under this section, the qualified plans of any employer that is not an Affiliate shall be aggregated with the Plan or any other plan of the Company or an Affiliate if the employer would be an Affiliate if the phrase "at least 80 percent" in Code section 1563(a)(1), in applying that section to Code section 414(b) or (c), was replaced with "more than 50 percent."

     (f) COMBINED PLAN LIMIT. If any Participant is a participant in a defined contribution plan of the Company or any Affiliate, the sum of the "defined benefit plan fraction" and the "defined contribution plan fractions" (as these terms are defined in Code section 415(e)) for any Plan Year with respect to the Participant shall not exceed one. If this sum would otherwise exceed one, the Participant's retirement benefit under this Plan shall be reduced to comply with the requirements of this subsection.

     (g) PROTECTION OF ACCRUED BENEFIT. Nothing in this section 5.7 shall limit or prohibit the payment of any benefit attributable to a Participant's years of participation prior to January 1, 1987, to the extent that the benefit would have been permitted under the terms of Code section 415 and this Plan as in effect prior to January 1, 1987.

                   ARTICLE VI.  DISTRIBUTION OF RETIREMENT BENEFITS

     6.1 NORMAL FORM OF PENSION FOR UNMARRIED PARTICIPANTS. Subject to sections 6.3 through 6.5, the form of pension payable to a Participant who is entitled to a benefit under Article V and who is not married on his or her Annuity Starting Date shall be a Single Life Annuity (Option A).

     6.2    NORMAL FORM OF PENSION FOR MARRIED PARTICIPANTS.

     (a) NORMAL FORM. Subject to sections 6.3 through 6.5, the form of pension payable to a Participant who is entitled to a benefit under
            Article V and who is married on his or her Annuity Starting Date shall be a Qualified Joint and Survivor Annuity (Option 2).

     (b)    WAIVER PROCEDURES.

            (1) GENERAL RULE. A married Participant may elect in writing, on a form supplied by the Plan Administrator, to waive the Qualified Joint and Survivor Annuity, and to receive his or her benefits in accordance with an optional form of payment described in section 6.3. Any election by a Participant pursuant to this paragraph (1) must be filed with the Plan Administrator within the 90-day period ending on the Participant's Annuity Starting Date. For this election to be effective--

                    (A) the Participant's spouse must consent in writing to the election;

                    (B) the election and the consent must specify the optional form of benefit elected;

                    (C) the election and the consent must designate a Beneficiary (if applicable);

                    (D) the Participant's spouse must acknowledge the financial consequences of the consent; and

                    (E) the spouse's consent must be witnessed by a person designated by the Plan Administrator or a notary public.

            (2) EXCEPTION TO CONSENT REQUIREMENT. The consent of a Participant's spouse shall not be required where--

                    (A) the Participant elects the joint and survivor annuity option under section 6.3(b);

                    (B) the Plan Administrator determines that the required consent cannot be obtained because there is no spouse or the Participant's spouse cannot be located;

                    (C) the Plan Administrator determines that the Participant is legally separated;

                    (D) the Plan Administrator determines that the Participant has been abandoned within the meaning of local law and there is a court order to that effect; or

                    (E) there exists any other circumstance (as determined by the Plan Administrator) prescribed by law as an exception to the consent requirement.

            (3) REVOCATION AND MODIFICATION. An election by a Participant under paragraph (1) to waive the Qualified Joint and Survivor Annuity may be revoked by the Participant in writing without the consent of his or her spouse at any time during the election period. Any subsequent election by a Participant to waive the Qualified Joint and Survivor Annuity or any subsequent modification of a prior election (other than a revocation of a waiver of the Qualified Joint and Survivor Annuity or a change in the form of payment or designation of

                    Beneficiary where there is in effect a valid "general consent") must comply with the requirements in paragraph (1) above. A spouse's consent shall be considered a "general consent" if the following requirements are satisfied:

                    (A) the consent permits the Participant to waive the Qualified Joint and Survivor Annuity;

                    (B) the consent permits the Participant to change the optional form of benefit payment and the Beneficiary (as applicable) without any requirement of further consent by the spouse; and

                    (C)  the spouse acknowledges in the consent that he or she--

                         (i) has the right to limit consent to a specific optional form of benefit and Beneficiary (as applicable), and

                         (ii) voluntarily relinquishes either or both of these
                              rights.

     (c) NOTICE AND EXPLANATION TO PARTICIPANTS. The Plan Administrator shall provide to each Participant (by mail or personal delivery), between 30 and 90 days before the Participant's Annuity Starting Date, a written explanation of the Qualified Joint and Survivor Annuity. This explanation shall describe the terms and conditions of the benefit, the material features and relative values of other optional forms of benefit available under the Plan, the Participant's right to make (and the effect of) an election to waive the benefit, the right of the Participant's spouse to consent in writing to the waiver, and the right to make (and the effect of) a revocation of an election to waive the benefit.

     6.3 OPTIONAL METHODS OF PAYMENT. In lieu of the normal form of benefit otherwise payable under section 6.1 or 6.2, a Participant may elect to receive his or her benefit in the form of an optional method of payment that shall be the Actuarial

Equivalent of the normal form of benefit (as determined by applying the actuarial factors in Appendix A). Any such election made by a married Participant must comply with the requirements of section 6.2(b). Any such election by an unmarried Participant shall be valid only if the Participant is furnished with an explanation of the material features of the optional forms of payment within the notice period described in section 6.2(c). Optional forms of payment include a certain and life annuity option, a joint and survivor annuity option, a pop-up option, a Single Life Annuity option, and a level income option.

     (a) CERTAIN AND LIFE ANNUITY OPTION (OPTION 3). The certain and life annuity option is a reduced monthly retirement benefit payable for the life of the retired Participant, and if he or she dies before receiving 60, 120, or 180 monthly payments (as elected by the Participant), payments shall continue to the Participant's Beneficiary until a total of 60, 120, or 180 monthly payments (as elected by the Participant) have been made.

            (1) DEATH OF BENEFICIARY. If a Beneficiary dies after payments begin to the Beneficiary, but before payments have been made to the Participant and the Beneficiary for the total elected period, the Actuarial Equivalent value of any remaining payments shall be paid in a single sum to the Beneficiary's estate.

            (2) DEATH OF PARTICIPANT. If the Participant dies before receiving payments for the elected period and there is no surviving designated Beneficiary, the Actuarial Equivalent value of any remaining payments shall be paid in a single sum to the Participant's estate.

     (b) JOINT AND SURVIVOR ANNUITY OPTION (OPTION 1). A married Participant may elect to receive a reduced monthly retirement benefit payable to the Participant for life and to his or her surviving spouse for the lifetime of the spouse in a monthly amount equal to 100 percent of the amount payable during the Participant's lifetime.

     (c) POP-UP OPTION. A married Participant electing to receive benefits in the form of either the Qualified Joint and Survivor Annuity or the joint and survivor annuity option described in subsection (b) may further elect a reduced monthly benefit payable to the Participant in such form with the provision that, if the spouse dies before the Participant, the amount of the Participant's monthly retirement benefit shall be increased to the amount payable as if the Participant had elected a Single Life Annuity. This increased benefit shall be payable beginning as of the first day of the month following the spouse's death.

     (d) SINGLE LIFE ANNUITY OPTION. A married Participant may elect to receive his or her benefit in the form of a Single Life Annuity.

     (e) LEVEL INCOME OPTION. A Participant who elects to commence his or her benefits in any form other than the certain and life annuity option described in subsection (a) may further elect his or her benefit payments to be made in an increased monthly benefit amount for the period prior to age 62, and a reduced monthly amount thereafter, so that the aggregate retirement income payable from both sources during the Participant's lifetime can be approximately level from the time benefits commence under the Plan. The election of the level income option shall affect only the amount of benefits paid to the Participant during his or her lifetime and shall not affect the amount of benefits (if any) payable to a Beneficiary upon the Participant's death.

If a Participant elects an optional form of payment under this section 6.3 and dies before his or her Annuity Starting Date, his or her election shall be null and void, and any benefits with respect to the Participant shall be payable in accordance with Article VIII (regarding preretirement death benefits).

     6.4    RESTRICTIONS ON DISTRIBUTIONS.

     (a) GENERAL RULE. Notwithstanding anything in this Article VI to the contrary, unless the Participant otherwise elects in writing, distribution to the Participant shall not commence later than the sixtieth day after the close of the Plan Year in which occurs the latest of the following events:

            (1)     the Participant attains age 65;

            (2) the Participant attains the tenth anniversary of the date on which he or she became a Participant under the Plan; or

            (3)     the Participant incurs a Termination of Service.

     (b)    LATEST ALLOWABLE COMMENCEMENT DATES.

            (1)     BASIC RULE.  Notwithstanding anything contained in this
                    Article VI to the contrary, and except as provided under paragraphs (2) and (3), a Participant's benefits under the Plan shall commence to be distributed no later than the April 1 following the calendar year in which the Participant attains age 70-1/2, regardless of whether his or her employment with the Company and its Affiliates has terminated.

            (2) PARTICIPANTS WHO ATTAIN AGE 70-1/2 BEFORE JANUARY 1, 1988. In the case of a Participant who attains age 70-1/2 before January 1, 1988, the Participant's benefits under the Plan shall commence to be distributed no later than the April 1 following the calendar year in which occurs the later of his or her (A) Termination of Service or (B) attainment of age 70-1/2. Notwithstanding the preceding sentence, a Participant who is a 5 percent owner (as described in Code section 416(i)) at any time during the Plan Year ending in or with the calendar year in which the Participant attains age 66-1/2, or during any subsequent Plan Year, shall in any event commence to have his or her benefits distributed no later than the April 1 following the calendar year in which the Participant attains age 70-1/2, regardless of whether he or she has incurred a Termination of Service.

            (3) SPECIAL ELECTIONS. Notwithstanding paragraphs (1) and (2), a Participant's benefits under the Plan shall be paid at the time and in the form of any designation made by the Participant that satisfies the requirements of section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.

            (4) ANNUITY STARTING DATE. For purposes of this Plan, a Participant's latest allowable commencement date under this subsection (b) shall also be his or her Annuity Starting Date. A Participant whose benefits commence under this subsection (b) shall not be permitted to change his or her form of distribution after the Annuity Starting Date.

     (c) PERIODIC BENEFIT PARENTS. No election under this Article VI will be effective unless the Participant's total benefit will be distributed over a period that will not exceed--

            (1)     the life of the Participant;

            (2) the lives of the Participant and the Participant's designated Beneficiary;

            (3) a period certain not extending beyond the life expectancy of the Participant; or

            (4) a period certain not extending beyond the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary.

            In no event will the life expectancy of a Participant (or the joint life expectancies of a Participant and spouse) be recalculated under the Plan.

     (d) REQUIRED DISTRIBUTIONS WHERE PARTICIPANT DIES BEFORE ENTIRE INTEREST IS DISTRIBUTED.

            (1) If benefits have commenced and the Participant dies prior to receiving his or her entire interest under the Plan, the remaining portion of this interest shall be distributed to his or her Beneficiary at least as rapidly as under the method of distribution selected by the Participant.

            (2) If the Participant dies prior to the commencement of benefits under the Plan and the Participant has not designated a Beneficiary, any remaining interest payable shall be fully paid within the five-year period following the Participant's death.

            (3)     If--

                    (A) any portion of the Participant's benefits is payable to a designated Beneficiary,
                    (B) this portion will be distributed over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary, and
                    (C) the distributions begin not later than December 31 of the calendar year following the calendar year in which the Participant's death occurred, or any later date that the Secretary of the Treasury may prescribe by regulations, the portion referred to in paragraph (3)(A) shall be treated as distributed within the time required under paragraph (2).

            (4)     If the designated Beneficiary referred to in paragraph
                    (3)(A) is the surviving spouse of the Participant, the date on which distributions are required to begin under paragraph
                    (3)(C) shall not be earlier than the date on which the Participant would have attained age 70-1/2.

     (e) INCIDENTAL BENEFIT REQUIREMENT. The minimum amount that must be distributed each calendar year shall be determined in accordance with the provisions of Q&A 6 and 7 of Treasury Regulation section 1.401(a)(9)-2.

     (f) DISTRIBUTIONS TO BE MADE IN ACCORDANCE WITH TREASURY REGULATIONS. Distributions under the Plan shall be made in accordance with Treasury Regulations under Code section 401(a)(9), including section 1.401(a)(9)-2.

     6.5    PAYMENT OF SMALL AMOUNTS.

     (a) GENERAL RULE. If the single sum Actuarial Equivalent of the benefit payable to a Participant under Article V does not exceed $3,500, the benefit shall be paid in a single sum as soon as practicable following the Participant's Annuity Starting Date.

     (b) DATE OF VALUATION. For purposes of this section 6.5, the present value of any benefit to be paid as a single sum shall be determined as of the date the payment is to be made. No interest shall be added to the payment for the period (if any) beginning on that date and ending on the date the payment is actually made.

     (c) DIRECT ROLLOVER. In the case of a single sum distribution available to a Participant after December 31, 1992, the Participant may elect to have the distribution made in the form of a direct rollover to an "eligible retirement plan" (within the meaning of Code section 401(a)(31)). The Participant shall designate, in a manner and at a time specified by the Committee, the eligible retirement plan to which the distribution is to be paid and shall provide all other information reasonably requested by the Committee to complete the transfer. The Committee shall establish rules regarding the eligibility of a Participant to elect a direct rollover in accordance with the requirements of Code section 401(a)(31).

     6.6 WITHHOLDING TAXES. The Trustee may withhold from any payment under this Plan any taxes required to be withheld with respect to benefits under this Plan and any sum that the Trustee may reasonably estimate as necessary to cover any taxes for which it may be liable and that may be assessed with respect to benefits under this Plan.

     ARTICLE VII.  SUSPENSION OF BENEFITS UPON CERTAIN EMPLOYMENT OR
     REEMPLOYMENT

     7.1 SUSPENSION OF BENEFITS. If a Participant continues to be employed by the Company or an Affiliate after his or her Normal Retirement Age, or is reemployed after he or she has received or begun to receive a benefit under the Plan--

     (a) no benefits shall be paid for any month in which the Participant is credited with 40 or more Hours of Service;

     (b) Department of Labor regulation section 2530.203-3, including the notice procedures described in section 7.2, shall be followed for the periods of employment or reemployment described in subsection
            (a);

     (c) in the case of a Participant who continues to be employed after his or her Normal Retirement Age, benefits shall be determined pursuant to section 5.2; and

     (d) in the case of a Participant who is reemployed after receiving a benefit under the Plan--

            (1) benefits under the Plan shall be redetermined upon the Participant's subsequent Termination of Service as if he or she then first retires, based on the Participant's employment and Earnings before and after his or her absence;

            (2) this redetermined benefit shall be reduced by the Actuarial Equivalent value of all payments previously received (but not below the Actuarial Equivalent value of his or her benefits at his or her prior retirement); and

            (3) the Participant shall be entitled during this period of reemployment (subject to the election procedures of Article
                    VI) to revise any prior election affecting the form in which benefits are paid.

     7.2 SUSPENSION OF BENEFITS NOTICE PROCEDURES. In the case of a Participant whose benefits are to be suspended after his or her Normal Retirement Age, the Committee shall notify him of the suspension. This notice shall be by personal delivery or first class mail during the first calendar month for which payments are withheld. This notice shall contain:

     (a)    a general description of the reasons why payments are suspended;

     (b) a general description of the Plan provisions relating to the suspension of benefits;

     (c)    a copy of these Plan provisions;

     (d) a statement that applicable Department of Labor regulations may be found in section 2530.203-3 of Title 29 of the Code of Federal Regulations; and

     (e) a statement that a review of the suspension may be requested under the appeals procedure in section 10.9.


If the summary plan description for the Plan contains information that is substantially the same as the information required by this subsection, the notice may refer the Participant to the relevant pages of the summary, provided that the Participant is informed how to obtain a copy of the summary or the relevant pages and that requests for information are honored within 30 days.

                     ARTICLE VIII.  PRERETIREMENT DEATH BENEFITS

     8.1 PRERETIREMENT DEATH BENEFITS. A preretirement death benefit shall be payable under this Article VIII to the surviving spouse of a married Participant who dies before his or her Annuity Starting Date, but after attaining a nonforfeitable right to his or her Accrued Benefit. No death benefit shall be payable in the case of a Participant who dies before his or her Annuity Starting Date and is not married at the time of his or her death.

     8.2    AMOUNT AND COMMENCEMENT OF PRERETIREMENT DEATH BENEFIT.

     (a) AMOUNT. Except as provided in section 8.3, the preretirement death benefit payable to a surviving spouse pursuant to section 8.1 shall be a monthly benefit determined as follows:

            (1) In the case of a Participant who dies while an Employee or on or after attaining Earliest Retirement Age, the amount of the benefit shall be the amount payable as a survivor annuity as if the Participant had retired with an immediate 100 percent joint and survivor annuity (as described in section 6.3(b)) on the day before his or her death, actuarially reduced for commencement before the Participant's Earliest Retirement Age.

            (2)     In the case of any Participant not described in paragraph
                    (1), the amount of the benefit shall be the amount payable as a survivor annuity as if the Participant had--

                    (A) terminated employment on the date of his or her death (if employment had not yet terminated);

                    (B)  survived to his or her Earliest Retirement Age;

                    (C) retired with an immediate Qualified Joint and Survivor Annuity at his or her Earliest Retirement Age; and

                    (D) died on the day after he or she would have attained his or her Earliest Retirement Age.

     (b) COMMENCEMENT. Payment of the preretirement death benefit described in subsection (a) shall commence as of the first day of the month following--

            (1) the date on which the Participant would have attained Earliest Retirement Age (in the case of a Participant not described in subsection (a)(1)); or

            (2) the date of the Participant's death (in the case of a Participant described in subsection (a)(1)).


            Notwithstanding the foregoing, the surviving spouse may elect, in writing, to defer commencement of the preretirement death benefit until the first day of any calendar month preceding or coinciding with the date on which the Participant would have attained Normal Retirement Age, but no later than that date. The monthly amount of any preretirement death benefit that commences after the later of the dates referenced in paragraphs (1) and (2) above shall be increased (as if the Participant had deferred commencement of the benefit) to reflect this deferral.

     (c)    DEATHS PRIOR TO JULY 1, 1992.  Notwithstanding subsections (a) and
            (b), a surviving spouse eligible for a preretirement death benefit under this Article shall receive the benefit calculated pursuant to subsection (a)(2) if the Participant dies--

            (1)     prior to July 1, 1992;

            (2)     while an Employee; and

            (3)     before attaining his or her Earliest Retirement Age.

            Payment of this benefit shall commence as of the first day of the month following the date on which the Participant would have attained Earliest

            Retirement Age, subject to the spouse's right to defer commencement of the benefit as provided in subsection (b).

     8.3    LUMP SUM PAYMENTS.


     (a) AUTOMATIC CASH-OUT. If the single sum Actuarial Equivalent of the benefit payable to a surviving spouse under this Article does not exceed $3,500, the benefit shall be paid in a single sum as soon as practicable following the Participant's death.

     (b) DATE OF VALUATION. For purposes of this section 8.3, the present value of any benefit to be paid as a single sum shall be determined as of the date the payment is to be made. No interest shall be added to the payment for the period (if any) beginning on that date and ending on the date the payment is actually made.

     (c) DIRECT ROLLOVER. In the case of a single sum distribution available to a surviving spouse after December 31, 1992, the spouse may elect to have the distribution made in the form of a direct rollover to an "eligible retirement plan" (within the meaning of Code section 401(a)(31)) other than a qualified trust or an annuity plan described in Code section 403(a). The spouse shall designate, in a manner and at a time specified by the Committee, the eligible retirement plan to which the distribution is to be paid and shall provide all other information reasonably requested by the Committee to complete the transfer. The Committee shall establish rules regarding the eligibility of a spouse to elect a direct rollover in accordance with the requirements of Code section 401(a)(31).

            In no event shall a Beneficiary other than a surviving spouse be entitled to elect a direct rollover of any distribution.

                                ARTICLE IX.  FINANCING

     9.1 FINANCING. The Committee shall maintain a Retirement Fund as a part of the Plan to implement the provisions of the Plan and to finance the benefits under the Plan. The Committee shall enter into one or more Trust Agreements or insurance contracts, or shall cause insurance contracts to be held under a Trust Agreement. Any Trust Agreement so designated shall constitute a part of this Plan. All rights that may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

The Committee may modify any Trust Agreement or insurance contract from time to time to accomplish the purposes of the Plan. The Committee may replace any insurance company or appoint a successor Trustee or Trustees. By entering into Trust Agreements or insurance contracts, the Committee shall establish a funding policy for the Plan. The Committee shall vest in the Trustee and/or in one or more investment managers appointed under the Trust Agreement responsibility for the management and control of the Retirement Fund pursuant to this funding policy. If the Committee appoints any investment manager, the Trustee shall not be liable for the acts or omissions of this investment manager or have any responsibility to invest or otherwise manage any portion of the Retirement Fund subject to the management and control of the investment manager.

     9.2 CONTRIBUTIONS. The Employers shall make contributions to the Retirement Fund that, under accepted actuarial principles, are at least sufficient to maintain the Plan as a qualified defined benefit plan meeting the minimum funding standard requirements of the Code. All contributions made by the Employers are strictly conditioned on their deductibility under Code section 404.

Except as provided in Title I and Title IV of ERISA, all benefits payable under the Plan shall be payable only from the Retirement Fund. No liability for the payment of benefits under the Plan shall be imposed on the Company, Affiliates, Trustees, their officers, directors, or employees, or the members of the Committee.

Forfeitures arising under the Plan for any reason shall be used as soon as possible to reduce the contributions of the Employers.

     9.3 NONREVERSION. The Employers shall not have any right, title, or interest in the contributions made to the Retirement Fund under the Plan. No part of the Retirement Fund shall revert to the Employers except as follows.

     (a) Upon complete termination of the Plan and the allocation and distribution of the Retirement Fund under section 11.2, any funds remaining in the Retirement Fund because of an erroneous actuarial computation after the satisfaction of all fixed and contingent liabilities under the Plan (which shall not include any subsidized early retirement benefit for a Participant who has not reached Early Retirement Age) shall revert to the Employers at that time.

     (b) If a contribution is made to the Retirement Fund by an Employer by a mistake of fact, the contribution may be returned within one year after the payment of the contribution. To the extent part or all of a contribution is disallowed as a deduction under Code section 404, it shall be returned within one year after the disallowance.

     (c) If the Internal Revenue Service initially determines that the Plan does not meet the requirements of Code section 401, the Plan shall be null and void from its effective date, and any contributions shall be returned to all contributors within one year following the determination that the Plan does not meet these requirements, unless the Company elects to make the changes to the Plan necessary to receive a determination from the Internal Revenue Service that the requirements of Code section 401 are met.

                              ARTICLE X.  ADMINISTRATION

     10.1 COMMITTEE. The Plan shall be administered by the Employee Benefits Committee, appointed by the Board, which shall act as the "plan administrator" and the "named fiduciary" within the meaning of Title I of ERISA. The Committee shall be composed of as many members as the Board may appoint from time to time and shall hold office at the pleasure of the Board. Any member of the Committee may resign by delivering his or her written resignation to the Board. Vacancies in the Committee arising by resignation, death, removal, or otherwise shall be filled by the Board.

     10.2 COMPENSATION AND EXPENSES. A member of the Committee shall serve without compensation for these services if he or she is receiving full-time pay from the Company or an Affiliate as an Employee. Any other member of the Committee may receive compensation for services as a member, to be paid from the Retirement Fund to the extent not paid by an Employer in its sole and absolute discretion. Any member of the Committee may receive reimbursement by the Retirement Fund for expenses properly and actually incurred to the extent these expenses are not paid by an Employer in its sole and absolute discretion.

     10.3 MANNER OF ACTION. A majority of the members of the Committee in office shall constitute a quorum for the transaction of business. All resolutions adopted and other actions taken by the Committee at any meeting shall be by a majority vote of those present at the meeting. Upon the unanimous concurrence in writing of the members in office, action of the Committee may be taken other than at a meeting.

     10.4 CHAIRMAN, SECRETARY, AND SPECIALISTS. The members of the Committee may elect one of their number as chairman and may elect a secretary who may, but need not, be a member of the Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf. The Committee may employ any counsel, auditors, and other specialists, and any clerical, actuarial, and other services as it may require in carrying out the provisions of the Plan. These expenses shall be paid by the Retirement Fund to the extent not paid by the Employers in their sole and absolute discretion.

     10.5 DELEGATION OF DUTIES. The Committee may appoint one or more individuals and delegate any of its powers and duties as it deems desirable to any such individual. In this case every reference in the Plan to the Committee shall be deemed to mean or include these individuals as to matters within their jurisdiction.

     10.6 RECORDS. All resolutions, proceedings, acts, and determinations of the Committee shall be recorded by the secretary or under his or her supervision. All records, together with any documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the secretary.

     10.7 RULES. Subject to the terms of the Plan, the Committee may from time to time in its discretion establish rules for the conduct of its affairs and the exercise of the duties imposed upon it under the Plan.

     10.8 ADMINISTRATION. Except with respect to duties delegated under the terms of the Plan, the Committee shall be responsible for the administration of the Plan. The Committee shall have all powers necessary or appropriate to carry out the provisions of the Plan. It may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business.

In making any determination or rule, the Committee shall pursue uniform policies established by the Committee. It shall not discriminate in favor of or against any Participant. The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for and the amount of any benefit payable under the Plan, all in its sole and absolute discretion.

The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision, all in its sole and absolute discretion. The Committee shall make, or cause to be made, all reports or other filings necessary to meet the reporting, disclosure, and other filing requirements of ERISA that are the responsibility of "plan administrators" under ERISA.

Any exercise of these powers by the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan and shall be given the maximum possible deference allowed by law.

     10.9 APPEALS FROM DENIAL OF CLAIMS. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing of the denial. This notice shall be given in writing within a reasonable period of time after receipt of the claim by the Committee. This period will not exceed 90 days after receipt of the claim, except that if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant, and an additional 90 days will be considered reasonable.

This notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

            (a)     the specific reasons for the denial;

            (b) a specific reference to the Plan provisions on which the denial is based;

            (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

            (d) an explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or an authorized representative by filing with the Committee, within 60 days after the notice has been received, a written request for review; and

            (e) a statement that, if a request is so filed, the claimant or an authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in subsection (d).

The decision of the Committee upon review shall be made promptly, and not later than 60 days after the Committee's receipt of the request for review, unless special circumstances require an extension of time for processing. In this case the claimant shall be so notified, and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing, shall include specific reasons for the denial, shall include specific references to the pertinent Plan provisions on which the denial is based, and shall be written in a manner calculated to be understood by the claimant.

     10.10 NOTICE OF ADDRESS AND MISSING PERSONS. Each person entitled to benefits under the Plan must file with the Plan Administrator, in writing, his or her post office address and each change of post office address. Any communication, Statement, or notice addressed to a person at his or her last reported post office address will be binding for all Purposes of the Plan. The Plan Administrator, Company, Affiliates, Trustees, and insurance company shall not be obliged to search for or ascertain his or her whereabouts. If a person cannot be located, the Plan Administrator may direct that his or her benefit and all further benefits with respect to him or her shall be discontinued, and all liability for any payment shall terminate. However, in the event of the subsequent reappearance of the Participant or Beneficiary prior to termination of the Plan, the benefits due shall be recomputed and paid in accordance with the terms of the Plan.

     10.11 DATA AND INFORMATION FOR BENEFITS. All persons claiming benefits under the Plan must furnish to the Plan Administrator or its designated agent all documents, evidence, or information as the Plan Administrator or its designated agent considers necessary or desirable to administer the Plan. Any person must furnish this information promptly and sign any documents the Plan Administrator or its designated agent may require before any benefits become payable under the Plan.

     10.12 INDEMNITY FOR LIABILITY. The Company shall indemnify each member of the Committee against any and all claims, losses, damages, and expenses (including counsel fees) incurred by the Committee. The Company shall indemnify the Committee members against any liability (including any amounts paid in settlement with the Committee's approval) arising from the member's or Committee's action or failure to act. The Company is not liable to indemnify these persons against claims, losses, damages, expenses, or liabilities that are judicially determined to be attributable to gross negligence or willful misconduct. The Company shall pay the premiums on any bond secured under this section and shall be entitled to reimbursement by the other Employers for their proportionate share.

     10.13 EFFECT OF A MISTAKE. In the event of a mistake or misstatement as to the eligibility, participation, or service of any Participant, or the amount of payments made or to be made to a Participant or Beneficiary, the Plan Administrator shall, if possible, cause these payment amounts to be withheld, accelerated, or otherwise adjusted as will in its sole judgment result in the Participant or Beneficiary receiving the proper amount of payments under this Plan.


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

     10.14 SELF INTEREST. A member of the Committee who is also a Participant shall not vote on any question relating specifically to himself or herself.


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

                        ARTICLE XI.  AMENDMENT AND TERMINATION

     11.1   AMENDMENT AND TERMINATION.

     (a) IN GENERAL. While the Company intends the Plan to be permanent, the Company reserves the right to amend or modify in any respect, or to terminate, the Plan at any time, for any reason whatsoever, by a resolution of the Board, without prior notice other than as specifically required by law. The Company may make any modifications or amendments to the Plan, retroactively if necessary or appropriate, to qualify or maintain the Plan as a plan meeting the requirements of Code section 401(a) and ERISA.

            The Committee shall also have the right to amend or modify the Plan by action of its members pursuant to section 10.3, provided, however, that the Company shall have the sole right to terminate the Plan.

     (b) PROHIBITED AMENDMENTS. Notwithstanding anything to the contrary in subsection (a), no amendment of the Plan shall cause any part of the Retirement Fund to be used for or diverted to purposes other than the exclusive benefit of the Participants or Beneficiaries.
            No plan amendment may decrease the Accrued Benefit of any Participant. No plan amendment may (1) eliminate or reduce an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations) or (2) eliminate an optional form of benefit with respect to benefits attributable to service before the amendment, except as permitted under Code section 411(d)(6). Retroactive plan amendments may not decrease the Accrued Benefit of any Participant determined as of the time the amendment was adopted, except as permitted by law or regulation.


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

     11.2   VESTING AND DISTRIBUTION ON TERMINATION.

     (a) VESTING. Upon termination or partial termination of the Plan, the rights of the Participants who are employed by the Company or an Affiliate on the date of termination (and who in the case of a partial termination are affected thereby) to their benefits accrued under the Plan as of the date of the termination shall be nonforfeitable to the extent then funded. However, in no event shall any Participant or Beneficiary have recourse to other than the Retirement Fund or, if applicable, the Pension Benefit Guaranty Corporation.

     (b) DISTRIBUTION. In the case of a complete termination of the Plan, the assets then held in the Retirement Fund shall be allocated, after payment of all expenses of administration or liquidation, in the manner prescribed by ERISA section 4044. If any assets remain, they shall revert to the Employers as provided in section 9.3.

            Distribution may be implemented through the continuance of the Retirement Fund, the creation of a new retirement fund, the purchase of nontransferable annuity contracts, a cash distribution, or a combination thereof, subject to the requirements of the Pension Benefit Guaranty Corporation.

     11.3 MERGER, CONSOLIDATION, OR TRANSFER. In the case of any merger or consolidation of the Plan with (or in the case of any transfer of assets or liabilities of the Plan to or from) any other plan, each Participant in the Plan shall (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).


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

                        ARTICLE XII.  RESTRICTIONS ON BENEFITS

     12.1 RESTRICTIONS PRIOR TO MAY 14, 1990. Notwithstanding any other provisions in the Plan to the contrary, for periods prior to May 14, 1990, the benefits provided under this Plan for Employees (including retired Employees) who are among the 25 most highly compensated Employees as of the date the initial adoption of this Plan became effective or as of any later date as of which any amendment of the Plan increases the retirement benefits hereunder for such Employees (each of which dates shall hereinafter be referred to as a "Restricted Date"), and whose anticipated annual benefits from Employer contributions exceed $1,500, shall be subject to the following restrictions:

     (a) If on any date prior to ten years after a Restricted Date the Plan is terminated, the benefits from Employer contributions payable to any Employee in this group shall not exceed the benefit that can be provided from the greater of the following:

            (1) the Employer contributions (or funds attributable thereto) that would have been applied to provide benefits for the Employee under the Plan as in effect on the day before such applicable Restricted Date had it continued in effect unchanged to such date of termination of the Plan;

            (2)     $20,000;

            (3)     the sum of--

                    (A) the Employer contributions (or funds attributable thereto) that would have been applied to provide benefits for the Employee under the Plan as in effect on the day before such applicable Restricted Date, if it had been terminated on the day before such applicable Restricted Date; and

                    (B)  an amount computed by multiplying


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

                         (i) 20 percent of the Employee's average annual compensation for the last five years of his or her Vesting Service or

                         (ii) $10,000, whichever is the lesser, by the number of
                              years elapsing between the applicable Restricted Date and such date of termination of the Plan; or

            (4) the present value of the benefit guaranteed for such Participant under ERISA section 4022.

     (b) If any Participant in this group leaves the employ of the Employer when the full current costs have not been met, the funds or benefits from Employer contributions that any Participant in such group may receive (including any funds or benefits from Employer contributions he or she has already received) shall not, at any time prior to ten years after an applicable Restricted Date, exceed the funds or benefits from Employer contributions that he could receive in accordance with subsection (a) above if the Plan were terminated at the time he or she receives such funds or benefits; provided, however, that neither subsection (b) nor subsection (a) of this section 12.1 shall restrict the current payment of the full monthly retirement benefits called for by the Plan for any Participant in such group while the Plan is in full effect and its full current costs have been met.

     12.2 RESTRICTIONS ON BENEFITS. Notwithstanding any other provisions in this Plan to the contrary, for the period beginning on May 14, 1990, the Plan must observe the restrictions described in subsections (a) and (b).

     (a) RESTRICTIONS ON BENEFITS. In the event of a plan termination, the benefit payable to any Participant who is a Highly Compensated Employee


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

            (including a former Employee) as defined in section 2.18 must be nondiscriminatory under Code section 401(a)(4).

     (b) RESTRICTIONS ON DISTRIBUTIONS. Annual benefits payable to Participants described in subsection (a) who are also among the 25 most highly compensated Employees or former Employees are limited to the amount that could be paid out as a Single Life Annuity that is the Actuarial Equivalent of the Employee's Accrued Benefit and other benefits to which the Employee is entitled under the Plan unless--

            (1) after the payment of such benefit, the value of Plan assets equals or exceeds 110 percent of the value of the Plan's "current liabilities" (as defined in Code section 412(l)(7));

            (2) the value of such benefit is less than 1 percent of the value of the Plan's "current liabilities" (as defined in Code section 412(l)(7)); or

            (3)     the value of such benefit does not exceed $3,500.


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

                         ARTICLE XIII.  TOP-HEAVY PROVISIONS

     13.1   APPLICATION OF TOP-HEAVY PROVISIONS.

     (a) SINGLE PLAN DETERMINATION. Except as provided in subsection (b)(2) below, if as of a Determination Date the sum of the Section 416 Benefits of Key Employees and the Beneficiaries of deceased Key Employees exceeds 60 percent of the Section 416 Benefits of all Participants (other than former Key Employees) and their Beneficiaries, the Plan is top-heavy. In this event, the provisions of this Article shall become applicable.

     (b)    AGGREGATION GROUP DETERMINATION.

            (1) If as of a Determination Date the Plan is part of a top-heavy Aggregation Group, the provisions of this Article shall become applicable. Top-heaviness for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection
(a).

            (2) If the Plan is top-heavy under subsection (a), but the Aggregation Group is not top-heavy, this Plan shall not be top-heavy, and this Article shall not be applicable.

     (c) PLAN ADMINISTRATOR. The Plan Administrator shall have responsibility to make all calculations to determine whether the Plan is top-heavy.

     13.2   DEFINITIONS.

     (a) "AGGREGATION GROUP" means the Plan and all other plans maintained by the Company and all Affiliates that cover a Key Employee and any other plan that enables a plan covering a Key Employee to satisfy Code section 401(a)(4) or 410. In addition, at the election of the Plan Administrator, the Aggregation Group may include any other qualified plan maintained by the

            Company or an Affiliate if this expanded Aggregation Group satisfies Code sections 401(a)(4) and 410.

     (b) "DETERMINATION DATE" means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined.

     (c) "KEY EMPLOYEE" means a Participant who is a "key employee" under Code section 416(i).

     (d)    "SECTION 416 BENEFIT" means the sum of--

            (1) the present value of the Accrued Benefit credited as of a Determination Date to a Participant or Beneficiary under the Plan and any other qualified defined benefit plan that is part of an Aggregation Group;

            (2) the amount credited to a Participant's or Beneficiary's account under a qualified defined contribution plan that is part of an Aggregation Group; and

            (3) the amount of distributions to the Participant or Beneficiary during the five-year period ending on the Determination Date. Such distributions shall not include any tax-free rollover contribution (or similar transfer) that is not initiated by the Participant or is contributed to a plan maintained by the Company or an Affiliate;

            reduced by--

            (4) the amount of rollover contributions (or similar transfer) and earnings thereon credited as of a Determination Date under the Plan or a plan forming part of an Aggregation Group that is attributable to a rollover contribution (or similar transfer) initiated by the Participant and derived from a plan not maintained by the Company or an Affiliate.


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

            The present value of the Accrued Benefits shall be determined as of the most recent valuation date used for Code section 412 that is within the 12-month period ending on the Determination Date. The Accrued Benefit of a current Participant shall be determined as if the Participant terminated service as of the valuation date. In valuing Accrued Benefits under this Article XIII, the Plan Administrator shall be able to use any reasonable actuarial assumptions permitted under Code section 416.

            The account or Accrued Benefit of a Participant who was a Key Employee and who subsequently meets none of the conditions of subsection (c) above for the Plan Year containing the Determination Date is not a Section 416 Benefit. This accrual or account balance shall be excluded from all computations under this Article. Furthermore, if a Participant has not received any compensation from the Company or an Affiliate (other than benefits under the Plan) during the five-year period ending on the Determination Date, any Accrued Benefit for the Participant (and any account of the Participant) shall not be taken into account.

     13.3   VESTING REQUIREMENTS.

     (a) If the Plan is determined to be top-heavy with respect to a Plan Year under the provisions of section 13.1, a Participant's interest in his or her Accrued Benefit shall vest in accordance with the following schedule:



                    Years of
               Continuous Service       Vesting Percentage
               ------------------       ------------------
                  Less than 2                     0%
               2 but less than 3                  20%
               3 but less than 4                  40%
               4 but less than 5                  60%
               5 or more                          100%


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

            The vesting provisions described in this subsection shall not apply to a Participant who does not have an Hour of Service after the Plan becomes top-heavy.

     (b) If in a subsequent Plan Year the Plan is no longer top-heavy, the vesting provisions that were in effect prior to the time the Plan became top-heavy shall be reinstated. Any portion of a Participant's Accrued Benefit that was vested prior to the time the Plan was no longer top-heavy shall remain vested, and a Participant who has at least three years of Vesting Service at the start of such Plan Year shall have the option, to the extent required by law, of remaining under the vesting schedule in effect while the Plan was top-heavy.

     13.4   MINIMUM BENEFIT.

     (a) MINIMUM ACCRUAL FORMULA. If the Plan is determined to be top-heavy under the provisions of section 13.1 with respect to a Plan Year, the Accrued Benefit, when expressed as an Annual Retirement Benefit (as defined below), of a Participant who is not a Key Employee shall not be less than the difference between paragraphs (1) and
            (2) where--

            (1)     is the product of--

                    (A) the number of Years of Top-Heavy Service (as defined below); and

                    (B) 2 percent of the Participant's average compensation (as defined in Code section 415, but limited pursuant to Code section 401(a)(17)) during the period of the five consecutive Years of Top-Heavy Service during which the Participant had the greatest aggregate compensation;


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

                         provided, however, that this product shall not exceed 20 percent of the average compensation; and

            (2) is the amount of the Annual Retirement Benefit that would be provided by the Participant's account balance attributable to Employer contributions under a defined contribution plan which is included in an Aggregation Group.

     (b)    DEFINITIONS.

            (1) ANNUAL RETIREMENT BENEFIT means a benefit payable annually in the form of a Single Life Annuity commencing at age 65. If the benefit is payable in another form or commences at another time, the amount described in subsection (a) above shall be adjusted on an Actuarial Equivalent basis. Preretirement death benefits shall not cause a reduction in the amount of the benefit.

            (2) A YEAR OF TOP-HEAVY SERVICE shall be credited for each year of Vesting Service that is credited with respect to a Plan Year in which the Plan is top-heavy.

     13.5   LIMIT ON ANNUAL ADDITIONS: COMBINED PLAN LIMIT.


     (a) GENERAL. If the Plan is determined to be top-heavy under section 13.1, Code section 415(e) shall be applied to the Plan by substituting "1.0" for "1.25" each place "1.25" appears in Code section 415(e)(2)(B) and 415(e)(3)(B) .

     (b)    EXCEPTION.  Subsection (a) above shall not be applicable if--

            (1) section 13.4(a)(1)(B) is applied by substituting "3 percent" for "2 percent";

            (2) section 13.4(a)(1) is applied by increasing (but not by more than 10 percentage points) "20 percent" by 1 percentage point for each year for which such plan was taken into account under this subsection; and

            (3) the Plan would not be top-heavy if "90 percent" is substituted for "60 percent" in section 13.1(a).

     (c) TRANSITION RULE. If, but for this subsection, subsection (a) above would begin to apply with respect to the Plan, the application of subsection (a) above shall be suspended with respect to a Participant so long as there are--

            (1) no Employer contributions, forfeitures, or voluntary nondeductible contributions allocated to the Participant; and

            (2) no accruals under a qualified defined benefit plan for the Participant.

     13.6   COLLECTIVE BARGAINING AGREEMENTS.  The requirements of sections
13.3 and 13.4 shall not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and an Employer if retirement benefits were the subject of good faith bargaining between the Employee representatives and the Employer.


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

     ARTICLE XIV.  PARTICIPATION IN AND WITHDRAWAL FROM THE PLAN BY AN AFFILIATE

     14.1 PARTICIPATION IN THE PLAN. Any Affiliate that desires to become an Employer hereunder may elect, with the consent of the Board, to become a party to the Plan and Trust Agreement. The Affiliate shall adopt the Plan for the benefit of its eligible Employees, effective as of the date specified in the adoption resolution--

     (a) by filing with the Company a certified copy of a resolution of its board of directors to that effect, and any other instruments as the Company may require; and

     (b) by the Company's filing with the Trustee or insurance company a copy of the resolution.

The adoption resolution may contain any specific changes in Plan or Trust Agreement terms applicable to any adopting Affiliate and its Employees that are acceptable to the Company and the Trustee or insurance company. The Company may not amend any such specific changes and variations in these terms without the consent of the Affiliate. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan or Trust Agreement is reserved by the Company. The adoption resolution or decision shall become, as to the Affiliate and its Employees, a part of this Plan as then amended or thereafter amended and the related Trust Agreement. It shall not be necessary for the adopting Affiliate to sign or execute the original or then amended Plan and Trust Agreement documents. The coverage date of the Plan for any adopting Affiliate shall be that stated in the resolution of adoption. From and after the effective date, the adopting Affiliate shall assume all the rights, obligations, and liabilities of an individual Employer entity hereunder and under the Trust Agreement. The administrative powers and control of the Company, as provided in the Plan and Trust Agreement, including the sole right to amendment, and of appointment and removal of the


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

Committee, the Trustee, and their successors, shall not be diminished by reason of the participation of any adopting Affiliate in the Plan and Trust Agreement.

     14.2 WITHDRAWAL FROM THE PLAN. Any Employer, by action of its board of directors or other governing authority, may withdraw from the Plan and Trust Agreement after giving 90 days' notice to the Board, if the Board consents to the withdrawal. In the event this withdrawal constitutes a partial termination of the Plan, the affected Participants in the part of the Plan that is terminated shall have fully vested and nonforfeitable rights to their Accrued Benefits.

Distribution upon a withdrawal may be implemented through continuation of the Retirement Fund, or transfer to another trust fund exempt from tax under Code section 501, or to a group annuity contract qualified under Code section 401. However, no action shall divert any part of the fund to any purpose other than the exclusive benefit of the Employees of the Employer prior to the satisfaction of all liabilities under the Plan as provided under section 9.3.


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

                           ARTICLE XV.  GENERAL PROVISIONS

     15.1 INCOMPETENCY. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Plan Administrator receives written notice, in a form and manner acceptable to it, that the person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his or her estate has been appointed. If the Plan Administrator finds that any person to whom a benefit is payable under the Plan is unable to care properly for his or her affairs, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, child, parent, brother, or sister of that person, or to any person deemed by the Plan Administrator to have incurred expense for the person otherwise entitled to payment.

If a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, payments shall be made to the guardian or conservator if proper proof of the appointment is furnished in a form and manner suitable to the Plan Administrator.

To the extent permitted by law, any payment made under the provisions of this section shall be a complete discharge of liability under the Plan.

     15.2 NONALIENATION OF BENEFITS. Except as provided in Code section 401(a)(13), no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any benefit, whether presently or thereafter payable, shall be void. The Retirement Fund under the Plan shall not in any manner be liable for or subject to the debts or liabilities of any Participant or Beneficiary entitled to any benefit.

The preceding paragraph shall also apply to the creation, assignment, or recognition of a right to any interest or benefit payable with respect to a Participant pursuant to a domestic relations order, unless the order is determined to be a qualified domestic relations order (as defined in Code section 414(p)). The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under these orders.

     15.3 NO GUARANTEE OF EMPLOYMENT. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Company or an Affiliate or to interfere with the right of the Company or an Affiliate to discharge or retire any Employee at any time.

     15.4 APPLICABLE LAW. To the extent not preempted by ERISA, the Plan shall be governed by and construed according to the laws of the state of Georgia.

     15.5 SEVERABILITY. If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.

                *      *      *      *       *        *       *      *

            IN WITNESS WHEREOF, GULFSTREAM AEROSPACE CORPORATION (GEORGIA) has caused this Plan to be signed and its corporate seal to be hereunto affixed by its duly authorized officers, this 28th day of June, 1994.


                                             GULFSTREAM AEROSPACE
                                             CORPORATION (GEORGIA)

                                             By: /s/ Robert L. Williams
                                                 -----------------------
                                             Title: Treasurer

ATTEST:

By: /s/ Donald L. Mayer
    -------------------
Title: Senior Vice President
       and Secretary


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APPENDIX


                                          75

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                                      APPENDIX A

                            OPTIONAL BENEFIT FORM FACTORS

                                 FOR ALL PARTICIPANTS


Except as otherwise provided for Employees prior to January 1, 1984, the amount payable to a Participant or his or her Beneficiary will be adjusted to reflect the payment of benefits in one of the forms listed below by applying the following reduction factors.


(a) QUALIFIED JOINT AND SURVIVOR ANNUITY (SECTION 6.2). The Participant's monthly benefit equals 90 percent of the monthly benefit payable as a Single Life Annuity. The surviving spouse's monthly benefit equals 45 percent of the Participant's Single Life Annuity benefit.

(b) QUALIFIED JOINT AND SURVIVOR ANNUITY WITH POP-UP FEATURE (SECTION 6.3(C)). The Participant's monthly benefit equals 88.5 percent of the monthly benefit payable as a Single Life Annuity. The surviving spouse's monthly benefit equals 44.25 percent of the Participant's Single Life Annuity benefit.
(c) JOINT AND SURVIVOR ANNUITY OPTION (SECTION 6.3(B)). The Participant's monthly benefit equals 75 percent of the monthly benefit payable as a Single Life Annuity. The surviving spouse's monthly benefit equals 75 percent of the Participant's Single Life Annuity benefit.

(d) JOINT AND SURVIVOR ANNUITY OPTION WITH POP-UP FEATURE (SECTION 6.3(C)). The Participant's monthly benefit equals 73 percent of the benefit payable as a Single Life Annuity. The surviving spouse's monthly benefit equals 73 percent of the Participant's Single Life Annuity benefit.

(e) FIVE-YEAR CERTAIN AND LIFE ANNUITY OPTION (SECTION 6.3(A)). The Participant's monthly benefit equals 95 percent of the monthly benefit payable as a Single Life Annuity.

(f) TEN-YEAR CERTAIN AND LIFE ANNUITY OPTION (SECTION 6.3(A)). The Participant's monthly benefit equals 90 percent of the monthly benefit payable as a Single Life Annuity.

(g) 15-Year Certain and Life Annuity Option (section 6.3(a)). The Participant's monthly benefit equals 80 percent of the monthly benefit payable as a Single Life Annuity.

                            OPTIONAL BENEFIT FORM FACTORS

                            FOR PARTICIPANTS PRIOR TO 1984

In the case of any Participant who is credited with an Hour of Service prior to January 1, 1984 and who receives benefits in one of the forms listed below, the amount payable to the Participant or his or her Beneficiary will be adjusted by applying the following reduction factors, if this calculation would produce a larger benefit amount than would otherwise be determined under the Plan.


(a) QUALIFIED JOINT AND SURVIVOR ANNUITY (SECTION 6.2). The Participant's monthly benefit equals 90 percent of the monthly benefit payable as a Single Life Annuity, increased by .50 percent for each year that the spouse's age exceeds the Participant's age (up to a maximum factor of 95 percent) and reduced by .50 percent for each year that the Participant's age exceeds the spouse's age.

(b) Qualified Joint and Survivor Annuity with Pop-Up Feature (section 6.3(c)). The Participant's monthly benefit equals the amount calculated under (a) above by substituting 88.5 percent for 90 percent.

(c) Joint and Survivor Annuity Option (section 6.3(b)). The Participant's monthly benefit equals 80 percent of the monthly benefit payable as a Single Life Annuity, increased by .75 percent for each year that the spouse's age exceeds the Participant's age (up to a maximum factor of 87.5 percent) and reduced by .75 percent for each year that the Participant's age exceeds the spouse's age.

(d) Joint and Survivor Annuity Option with Pop-Up Feature (section 6.3(c)). The Participant's monthly benefit equals the amount calculated under (a) above by substituting 78 percent for 80 percent.